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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC  20549

                                    FORM 8-K


                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) January 19, 1995
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                            THE PENN TRAFFIC COMPANY
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               (Exact Name of Registrant as Specified in Charter)



Delaware                            1-9930                   25-0716800
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(State or Other Jurisdiction        (Commission           (I.R.S. Employer
of Incorporation)                   File Number)          Identification No.)



1200 State Fair Boulevard, Syracuse, New York                         13221-4737
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(Address of Principal Executive Offices)                              (Zip Code)



Registrant's telephone number, including area code (315) 453-7284
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          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.   OTHER EVENTS

     On January 19, 1995 The Penn Traffic Company issued the press release attached hereto as Exhibit A with respect to the completion of its acquisition from American Stores Company of 45 supermarkets. A Current Report on Form 8-K relating to this acquisition was filed with the Securities and Exchange Commission on October 12, 1994.

Item 7(c).     EXHIBITS

     10.25 Agreement Containing Consent Order dated January 9, 1995 by and between The Penn Traffic Company and the Federal Trade Commission entered into in the matter of The Penn Traffic Company.


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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      THE PENN TRAFFIC COMPANY


Date:  January 26, 1995                 By: /s/ Eugene R. Sunderhaft
                                            ------------------------
                                           Name:  Eugene R. Sunderhaft
                                           Title: Vice President,
                                                   Chief Financial Officer


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                                                                       Exhibit A


Immediate Release                       Contact:  Gary D. Hirsch
                                        Chairman of the Board
                                        914-921-3000

                                        Claude J. Incaudo
                                        President & CEO
                                        315-453-0382


       PENN TRAFFIC ACQUIRES 45 SUPERMARKETS FROM AMERICAN STORES COMPANY

     Syracuse, New York, January 19, 1995 -- The Penn Traffic Company announced today that it has completed its previously announced acquisition from American Stores Company of 45 supermarkets for approximately $75 million, plus inventory (approximately $19 million).

     Forty-one of the acquired stores are located in north central and northeastern Pennsylvania, and four are located in south central New York state. The stores, which had operated under the Acme trade name, will now operate under the Insalaco, P&C, Riverside or Bi-Lo trade names.

     "This is an important transaction for the continued growth of Penn Traffic," said Gary D. Hirsch, Chairman of the Board of Syracuse, New York-based Penn Traffic, one of the leading food retailers in the eastern United States.

     "We are immediately taking steps to integrate the former Acme stores into our existing operations, with a particular emphasis on improving the variety and presentation of perishables in these stores. During the next two years, most of these stores will undergo significant renovation, enlargement or replacement. The improved facilities will allow us to serve our customers at the highest possible level," said Mr. Hirsch.

     The closing of the transaction, which was initially announced in September 1994, had been delayed pending review by the Federal Trade Commission. As a result of this review, Penn Traffic has agreed to divest three stores in Pennsylvania.

     "While delay in the closing of this transaction has unfortunately impacted our fourth quarter results, we are confident that these stores will be meaningful contributors to the operating income of our Company in the coming fiscal year," added Mr. Hirsch.

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     Including the acquired Acme stores, The Penn Traffic Company operates 282 supermarkets in Pennsylvania, upstate New York, Ohio and northern West Virginia under the "Big Bear," "Big Bear Plus," "Bi-Lo Foods," "Insalaco's," "Quality Markets" and "Riverside Markets" trade names. Penn Traffic also operates wholesale food distribution businesses serving 126 licensed franchises and 116 independent operators and a discount general merchandise business with 15 stores.


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